EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BUSINESS OBJECTS REPORTS RECORD Q4 AND FISCAL 2004
REVENUES AND EPS RESULTS

Q4 License Revenues Grew 29 percent Sequentially
Q4 Pro forma Operating Margin Reached 18 percent
Successful Launch of BusinessObjectsTM XI Marks Completion of Merger

San Jose, California; Paris, France – February 7, 2005 – Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 – BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the fourth quarter and year ended December 31, 2004.

For the fourth quarter of 2004, the company reported total revenues of $266.7 million, the highest in the company’s history, which grew 45 percent year-over-year on a US GAAP basis, and 13 percent on a pro forma basis (as defined below). US GAAP diluted earnings per share was $0.24 and pro forma diluted earnings per share was $0.30 in the fourth quarter of 2004. Both the US GAAP and pro forma diluted earnings per share exceeded the company’s guidance for the quarter of US GAAP $0.14 to $0.20 per share and pro forma $0.21 to $0.27 per share.

For the full year 2004, the company reported total US GAAP and pro forma revenues of $925.6 million, which grew 65 percent on a US GAAP basis and 9 percent on a pro forma basis from the full year 2003. US GAAP diluted earnings per share was $0.52 in 2004 and pro forma diluted earnings per share was $0.79. During a year of major strategic initiatives, the company grew revenues in every major geography and successfully launched BusinessObjects XI, its integrated business intelligence product line, before the end of the year.

“This quarter marked the successful completion of the industry’s most strategic combination in business intelligence. With 40 percent more license revenues than the second place vendor in 2004, Business Objects has demonstrated a clear market share leadership,” said Bernard Liautaud, chairman and chief executive officer. “With the release of BusinessObjects XI, we are now establishing a new technology leadership. With this innovative product suite, organizations around the world can now benefit from the best reporting, query and analysis, and enterprise performance management solutions all on a single trusted platform. We are now well positioned to become a billion dollar company in 2005.”

Pro forma and normalized results presented in the following document differ from US GAAP as they exclude certain purchase accounting adjustments and other costs associated with the acquisition of Crystal Decisions. A reconciliation of US GAAP to pro forma and normalized results is included at the end of this press release. These terms are defined in the section “Use of Non-GAAP Financial Measures” below.

Business Objects Reports Fourth Quarter 2004 Results

Fourth Quarter 2004 Highlights

Record Number of Large Wins

•	There were a record number of transactions (14) over $1 million in license revenues in the fourth quarter.

•	Some of those notable customers included Southwest Airlines, Honeywell, Washington Mutual, Wells Fargo, and National Health Service, among many others.

Record High Revenues Across All Major Geographies

•	Total revenues of $266.7 million reflected better than expected growth in the quarter due to a significant rebound in the number of large deals, favorable currency fluctuations and seasonal strength.

•	Revenues in the Americas region reached $131.0 million, a 15 percent pro forma year-over-year increase, the highest quarterly growth in the year.

•	Revenues in the EMEA region (Europe, Middle East, and Africa) totaled $114.2 million, up 11 percent pro forma year-over-year (flat at 87.6 million in Euros) with 5 transactions over $1 million in license revenue.

•	Revenues in the Asia Pacific region, including Japan, rose to $21.5 million, up 11 percent pro forma year-over-year.

Software License Revenues Grew 7 Percent

•	Software license revenues totaled a record $136.0 million in the fourth quarter, up 7 percent year-over-year on a pro forma basis, driven by increased traction with the core business intelligence products and the move toward standardization on the Business Objects software platform.

•	Core business intelligence products: query, analysis, and reporting reached $121.6 million in license revenues, representing 89 percent of total product revenues, and grew 6 percent year-over-year, on a pro forma basis, as demand for Business Objects technology grew.

Pro Forma Earnings Per Share Exceeds Guidance

•	On a pro forma basis, operating income was $47.2 million in the fourth quarter, representing a pro forma operating margin of 18 percent. In the fourth quarter, pro forma net income was $27.3 million and pro forma diluted earnings per share was $0.30, and exceeded the company’s guidance of $0.21 to $0.27.

Fiscal Year Financial Highlights

•	Overall performance was driven by the company’s ability to meet the increasing demand of customers who want to standardize on a single vendor and leverage the benefits of BusinessObjects technology across more users within organizations.

•	Total revenues for the fiscal year were $925.6 million, up 65 percent versus fiscal 2003 on a US GAAP basis, and 9 percent on a pro forma basis.

Business Objects Reports Fourth Quarter 2004 Results

•	Full year license revenues were $473.4 million, up 72 percent on a US GAAP basis, and 4 percent on a pro forma basis. On a pro forma basis, core business intelligence products grew 3 percent, analytical applications products grew 9 percent and data integration products grew 30 percent.

•	Net income performance was primarily driven by better than expected demand for core business intelligence products in the second half of the year, and to a lesser extent due to better than expected cost synergies resulting from the merger with Crystal Decisions. In fiscal 2004, pro forma net income was $71.6 million and pro forma diluted earnings per share was $0.79, and exceeded the company’s guidance of $0.70 to $0.76.

Balance Sheet Strengthened
Total cash (cash and cash equivalents including restricted cash) grew by $47.8 million to $307.5 million as of December 31, 2004. Deferred revenue grew to $200.7 million, the highest level in the company’s history.

Business Objects Launched BusinessObjects XI

Over 100 customers and partners participated in the BusinessObjects XI beta testing program and response from the participants was overwhelmingly positive. The success of the program paved the way for the on-time general availability date in late December 2004. The launch of BusinessObjects XI completed the integration of the Crystal and Business Objects product lines. The company believes that BusinessObjects XI introduced significant innovations that will deliver BI in new ways to a much broader set of users on a single, trusted platform. BusinessObjects XI offers many enhancements in BI:

•	BusinessObjects XI is built on a proven, modern Service-Oriented Architecture delivering optimized total cost of ownership;

•	The platform is unmatched in performance, scalability and security, and is the only BI platform that is Microsoft Windows Server 2003 Datacenter certified for reliability;

•	BusinessObjects XI brings information to new users in new ways, for example through embedding business intelligence directly in any Microsoft Office application and enabling Microsoft Office documents to be secured and managed in the BI platform;

•	Users can engage in collaborative analysis and decision making directly within dashboards, scorecards and reports;

•	BusinessObjects XI includes the BI Encyclopedia, which provides both technical and business users critical context on analysis and assists users to ensure the integrity of the raw data.

Business Objects Reports Fourth Quarter 2004 Results

Business Outlook

Business Objects offers the following guidance for the quarter ending March 31, 2005:

•	Total revenues are expected to range from $235 million to $240 million.

•	US GAAP diluted earnings per share is expected to range from $0.13 to $0.16.

•	Pro forma diluted earnings per share is expected to range from $0.19 to $0.22.

The pro forma diluted earnings per share for the quarter ending March 31, 2005 is expected to exclude amortization of intangible assets and deferred stock-based compensation expense of approximately $9.4 million, which is an increase of approximately $0.06 per share.

Business Objects offers the following guidance for the year ending December 31, 2005:

•	Total revenues are expected to range from $1.000 billion to $1.025 billion.

•	US GAAP diluted earnings per share is expected to range from $0.80 to $0.90.

•	Pro forma diluted earnings per share is expected to range from $1.05 to 1.15.

The pro forma diluted earnings per share for the year ending December 31, 2005 also excludes amortization of intangible assets and deferred stock-based compensation expense of approximately $37.1 million, which is an increase of approximately $0.25 per share.

The outlook for both the first quarter and full year 2005 assumes a U.S. Dollar to Euro exchange rate of $1.30 per €1.00.

The above information concerning our forecast for the first quarter of and full year 2005 as a whole represents our outlook only as of the date hereof, and we undertake no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. As the company is listed on both Premier Marché of Euronext S.A. in France and the Nasdaq National Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with accounting principles generally accepted in France (“French GAAP”) and in accordance with US GAAP.

There are significant differences in results of operations and financial position between the two reporting standards. These differences are primarily related to the amortization of goodwill, stock-based compensation, financial instrument derivatives, the accounting for treasury shares related to the acquisition of Crystal Decisions and their presentation in the balance sheet.

Use of Non-GAAP Financial Measures
This press release includes financial measures for pro forma and normalized, revenues, expenses, net income and earnings per share that exclude certain non-cash charges and that have not been calculated in accordance with US GAAP or French GAAP, as the case may be. These measures differ from US GAAP in that they exclude the amortization of intangible assets and of deferred stock-based compensation expense associated with the Crystal Decisions acquisition, and the elimination of maintenance revenue due to the impact of purchase accounting entries on deferred revenue. Business Objects has provided these measurements in addition to

Business Objects Reports Fourth Quarter 2004 Results

US GAAP financial results because it believes they provide a consistent basis for comparison between quarters that is not influenced by certain non-cash expenses related to the acquisition of Crystal Decisions and therefore is helpful to understanding Business Objects’ underlying operational results. In addition, this press release also includes Non-GAAP measures that use a constant currency to separate the impact of conversion from Euros to US dollars from underlying changes in our business. These Non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to US GAAP and these Non-GAAP measures may not be comparable to information provided by other companies. A reconciliation of US GAAP to pro forma and normalized operating results, and consistent currency rates, are presented at the end of this press release.

Conference Call
Business Objects will hold a conference call today to discuss its financial results for the fourth quarter of 2004. The call will begin at 2:00 p.m. PT (5:00 p.m. ET). The call-in access numbers are 800.399.7988 for the US and Canada; and 706.634.5428 (Europe and Asia). The conference call also will be webcast live, and can be accessed on the company’s website – www.businessobjects.com. A replay of the webcast will be available on the site approximately two hours after the end of the live call.

About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company. With over 30,000 customers worldwide, including over 80 percent of the Fortune 500, Business Objects helps organizations gain better insight into their business, improve decision making, and optimize enterprise performance. The company’s business intelligence platform, BusinessObjects TM XI, offers the BI industry’s most complete and trusted platform for reporting, query and analysis, performance management, and data integration. BusinessObjects TM XI includes Crystal Reports®, the industry standard for enterprise reporting. Business Objects has also built the industry’s strongest and most diverse partner community, with more than 3,000 partners worldwide. In addition, the company offers consulting and education services to help customers effectively deploy their business intelligence projects.

Business Objects has headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 – BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.

Forward-Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected financial performance and the breadth and acceptance of the company’s BusinessObjects TM XI product offering. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the company’s ability to attract and retain customer support for BusinessObjects XI; the realization of revenue from new OEM and reseller agreements; the introduction of new products by competitors or the entry of new competitors into the markets for

Business Objects Reports Fourth Quarter 2004 Results

Business Objects’ products; the impact of the pricing of competing technologies; and economic and political conditions in the US and abroad. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

BusinessObjects is a trademark of Business Objects S.A. Other company and product names may be trademarks of the respective companies with which they are associated

CONTACTS:

Business Objects
Catherine Peterson
+1 408 953 6064
Vice President, Investor Relations
catherine.peterson@businessobjects.com

Anne Guimard
Business Objects
European Investor Relations
+33 1 41 25 39 19
anne.guimard@businessobjects.com

Business Objects Reports Fourth Quarter 2004 Results

BUSINESS OBJECTS S.A.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of US dollars, except per ordinary share and ADS data)

	Three Months ended		Year ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenues:
Net license fees	$135,993	$98,279	$473,373	$275,261
Services	130,695	85,923	452,258	285,564

Total revenues	266,688	184,202	925,631	560,825
Cost of revenues:
Net license fees	7,502	3,106	28,272	5,951
Services	46,589	26,708	172,133	89,005

Total cost of revenues	54,091	29,814	200,405	94,956

Gross profit	212,597	154,388	725,226	465,869
Operating expenses:
Sales and marketing	113,801	76,186	406,796	250,870
Research and development	38,979	26,428	150,562	95,399
General and administrative	21,635	15,697	83,947	44,655
Acquired in-process technology	—	27,966	—	27,966
Restructuring costs	677	7,782	2,169	7,782

Total operating expenses	175,092	154,059	643,474	426,672

Income from operations	37,505	329	81,752	39,197
Interest and other income (expense), net	(1,550)	2,920	(4,220)	14,334

Income before provision for income taxes	35,955	3,249	77,532	53,531
Provision for income taxes	(14,609)	(11,854)	(30,409)	(30,969)

Net income (loss)	$21,346	$(8,605)	$47,123	$22,562

Basic net income (loss) per ordinary share and ADS	$0.24	$(0.12)	$0.53	$0.35

Diluted net income (loss) per ordinary share and ADS	$0.24	$(0.12)	$0.52	$0.34

Ordinary shares and ADSs used in computing basic net income (loss) per ordinary share and ADS	88,769	69,377	88,748	64,584

Ordinary shares and ADSs and equivalents used in computing diluted net income (loss) per ordinary share and ADS	90,390	69,377	91,077	66,168

Business Objects Reports Fourth Quarter 2004 Results

BUSINESS OBJECTS S.A.
CONSOLIDATED BALANCE SHEETS
(In thousands of US dollars, except nominal value)

	December 31,	December 31,
	2004	2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$293,485	$235,380
Restricted cash	14,043	19,243
Short-term investments	3,831	3,332
Accounts receivable, net	248,957	187,885
Deferred tax assets	8,328	261
Prepaid and other current assets	46,575	30,465

Total current assets	615,219	476,566

Goodwill	1,068,003	1,051,111
Other intangible assets, net	124,599	149,143
Property and equipment, net	64,053	61,187
Deposits and other assets	49,296	19,092
Long-term deferred tax assets	2,067	17,963

Total assets	$1,923,237	$1,775,062

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,939	$47,790
Accrued payroll and related expenses	84,918	84,686
Income taxes payable	85,000	75,727
Deferred revenues	200,682	135,977
Restructuring liability	4,356	21,331
Other current liabilities	79,497	51,814
Escrows payable	6,654	9,728

Total current liabilities	502,046	427,053

Long-term liabilities	14,047	4,950

Total liabilities	516,093	432,003

Shareholders’ equity
Ordinary shares, €0.10 nominal value	10,312	9,927
Additional paid-in capital	1,167,336	1,121,910
Treasury and Business Objects Option LLC shares	(53,335)	(13,104)
Retained earnings	249,720	202,597
Unearned compensation	(8,079)	(18,353)
Accumulated other comprehensive income	41,190	40,082

Total shareholders’ equity	1,407,144	1,343,059

Total liabilities and shareholders’ equity	$1,923,237	$1,775,062

Business Objects Reports Fourth Quarter 2004 Results

BUSINESS OBJECTS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of US dollars)

	Year ended
	December 31,
	2004	2003
	(unaudited)

Operating activities:
Net income	$47,123	$22,562
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	32,493	18,269
Amortization of other intangible assets	30,780	4,344
Stock-based compensation expense	6,687	1,638
Acquired in-process technology	—	27,966
Deferred income taxes	14,708	(1,664)
Tax benefit from employee stock plans	8,812	17,974
Changes in operating assets and liabilities:
Accounts receivable, net	(51,809)	(36,973)
Prepaid and other current assets	(15,042)	(4,468)
Deposits and other assets	(30,777)	(13,371)
Accounts payable	(8,660)	8,118
Accrued payroll and related expenses	(7,090)	13,383
Income taxes payable	(9,948)	14,539
Deferred revenues	58,186	35,657
Restructuring liability and other current liabilities	13,486	(10,825)

Net cash provided by operating activities	88,949	97,149

Investing activities:
Purchases of property and equipment	(30,273)	(12,453)
Change in estimate in restructuring accrual for Acta acquisition	—	2,741
Business acquisitions and other investments	(279)	(178,327)
Sales (purchases) of short-term investments	(499)	55,012

Net cash used in investing activities	(31,051)	(133,027)

Financing activities:
Issuance of shares	40,586	29,677
Purchase of treasury shares	(40,231)	—
Transfer of cash from restricted cash accounts	5,200	1,150
Payments on notes and escrows payable	(3,074)	(1,717)

Net cash provided by financing activities	2,481	29,110

Effect of foreign exchange rate changes on cash and cash equivalents	(2,274)	8,207

Net increase in cash and cash equivalents	58,105	1,439
Cash and cash equivalents, beginning of year	235,380	233,941

Cash and cash equivalents, end of year	$293,485	$235,380

Business Objects Reports Fourth Quarter 2004 Results

Business Objects S.A.
Statement of Operations – Reconciliation of Pro forma to US GAAP Information
For the Three Months Ended December 31, 2004
(In millions of US dollars, except EPS data)
(Unaudited)

		Add back:				Normalized
		Amortization of				(including add
		Intangible	Add back:		Add back: Lost	back of lost
		Assets and	Amortization of		Deferred	deferred
		Restructuring	Stock-Based	Pro forma	Maintenance	maintenance
	US GAAP	Costs	Compensation	Results	Revenue	revenue)

Net license fees	$136.0	$—	$—	$136.0	$—	$136.0
Services revenues	130.7	—	—	130.7	1.6	132.3

Total revenues	266.7	—	—	266.7	1.6	268.3

Cost of net license fees	7.5	(5.1)	—	2.4	—	2.4
Cost of services revenues	46.6	(2.3)	(0.2)	44.1	—	44.1

Total cost of revenues	54.1	(7.4)	(0.2)	46.5	—	46.5

Gross margin	212.6	7.4	0.2	220.2	1.6	221.8

Gross margin %	80%			83%		83%

Sales and marketing	113.8	—	(0.6)	113.2	—	113.2
Research and development	39.0	—	(0.3)	38.7	—	38.7
General and administrative	21.6	(0.3)	(0.2)	21.1	—	21.1
Restructuring costs	0.7	(0.7)	—	—	—	—

Total operating expenses	175.1	(1.0)	(1.1)	173.0	—	173.0

Income from operations	37.5	8.4	1.3	47.2	1.6	48.8

Operating profit %	14%			18%		18%

Interest and other income (expense),net	(1.6)	—	—	(1.6)	—	(1.6)

Income before provision for taxes	35.9	8.4	1.3	45.6	1.6	47.2

Provision for income taxes	(14.6)	(3.3)	(0.4)	(18.3)	(0.6)	(18.9)

Net income	$21.3	$5.1	$0.9	$27.3	$1.0	$28.3

EPS – Basic	$0.24			$0.31		$0.32
EPS – Diluted	$0.24			$0.30		$0.31

Business Objects Reports Fourth Quarter 2004 Results

Business Objects S.A.
Statement of Operations – Reconciliation of US GAAP to Pro forma Information
For the Year Ended December 31, 2004
(In millions of US dollars, except EPS data)
(Unaudited)

		Add back:				Normalized
		Amortization of				(including add
		Intangible	Add back:		Add back: Lost	back of lost
		Assets and	Amortization of		Deferred	deferred
		Restructuring	Stock-Based	Pro forma	Maintenance	maintenance
	US GAAP	Costs	Compensation	Results	Revenue	revenue)

Net license fees	$473.4	$—	$—	$473.4	$—	$473.4
Services revenues	452.2	—	—	452.2	28.0	480.2

Total revenues	925.6	—	—	925.6	28.0	953.6

Cost of net license fees	28.3	(20.3)	—	8.0	—	8.0
Cost of services revenues	172.1	(9.2)	(1.1)	161.8	—	161.8

Total cost of revenues	200.4	(29.5)	(1.1)	169.8	—	169.8

Gross margin	725.2	29.5	1.1	755.8	28.0	783.8

Gross margin %	78%			82%		82%

Sales and marketing	406.8	—	(2.6)	404.2	—	404.2
Research and development	150.6	—	(1.8)	148.8	—	148.8
General and administrative	83.9	(1.2)	(1.2)	81.5	—	81.5
Restructuring costs	2.2	(2.2)	—	—	—	—

Total operating expenses	643.5	(3.4)	(5.6)	634.5	—	634.5

Income from operations	81.7	32.9	6.7	121.3	28.0	149.3

Operating profit %	9%			13%		16%

Interest and other income (expense),net	(4.2)	—	—	(4.2)	—	(4.2)

Income before provision for taxes	77.5	32.9	6.7	117.1	28.0	145.1

Provision for income taxes	(30.4)	(12.6)	(2.5)	(45.5)	(10.6)	(56.1)

Net income	$47.1	$20.3	$4.2	$71.6	$17.4	$89.0

EPS – Basic	$0.53			$0.81		$1.00
EPS – Diluted	$0.52			$0.79		$0.98

Business Objects Reports Fourth Quarter 2004 Results

Business Objects S.A.
Supplemental Information
($ In millions of US dollars, except where indicated)
(Unaudited)

2003					2004
Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Revenues – US GAAP Basis
Net license fees	$56.2	$62.7	$58.0	$98.3	$275.2	$114.5	$117.2	$105.7	$136.0	$473.4
Maintenance and Services revenues Maintenance revenues	46.0	48.4	53.1	63.2	210.7	73.8	75.6	84.4	97.0	330.8
Consulting and Training revenues	16.3	17.9	18.0	22.7	74.9	28.9	29.4	29.4	33.7	121.4

Total Maintenance and Services Revenues	62.3	66.3	71.1	85.9	285.6	102.7	105.0	113.8	130.7	452.2

Total revenues	$118.5	$129.0	$129.1	$184.2	$560.8	$217.2	$222.2	$219.5	$266.7	$925.6

Revenues By Geography
Americas	$51.9	$56.6	$55.3	$78.1	$241.9	$104.1	$104.3	$113.8	$131.0	$453.3
EMEA	57.8	63.0	63.3	89.6	273.7	96.4	99.6	87.6	114.2	397.7
Asia Pacific including Japan	8.8	9.4	10.5	16.5	45.2	16.7	18.3	18.1	21.5	74.6

Total revenues	$118.5	$129.0	$129.1	$184.2	$560.8	$217.2	$222.2	$219.5	$266.7	$925.6

Normalized Revenues by Geography
Americas						$114.2	$111.2	$117.8	$132.1	$475.3
EMEA						98.4	100.9	88.4	114.5	402.2
Asia Pacific including Japan						17.2	18.8	18.4	21.7	76.1

Total normalized revenues						$229.8	$230.9	$224.6	$268.3	$953.6

Less: deferred maintenance revenue write-down						(12.6)	(8.7)	(5.1)	(1.6)	(28.0)

Total revenues, US GAAP basis						$217.2	$222.2	$219.5	$266.7	$925.6

Currency Impacted Revenue Growth (year over year)
Pro forma revenue growth rate						13%	7%	4%	13%	9%
Pro forma revenue growth rate – constant currency						5%	3%	-1%	7%	4%

Impact of foreign currency on growth rates						9%	4%	4%	6%	6%

License Revenues by Channel
Direct	59%	60%	57%	59%	59%	53%	55%	49%	50%	52%
Indirect	41%	40%	43%	41%	41%	47%	45%	51%	50%	48%

Total net license fees	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

License Revenue Transaction Sizes
Number of software transactions > $1M	5	7	6	1	19	7	8	4	14	33
Number of software transactions > $200K	58	55	50	80	243	104	91	78	103	376

Selected Balance Sheet Measures
Cash, investments and restricted cash	$331	$366	$383	$258		$269	$256	$263	$311
Days Sales Outstanding	53	57	62	66		75	81	75	84

Headcount
Quota Carrying Sales Representatives	292	294	293	563		554	575	573	569
Total Headcount (including LOA)	2,145	2,148	2,111	3,924		3,756	3,707	3,815	3,834